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                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, DC   20549






                                  FORM 8-K



                               CURRENT REPORT



   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



    Date of Report (Date of Earliest Event Reported) - February 23, 1995



                         Commission File No. 1-3548




                       MINNESOTA POWER & LIGHT COMPANY
                           A Minnesota Corporation
                 IRS Employer Identification No. 41-0418150
                           30 West Superior Street
                          Duluth, Minnesota   55802
                          Telephone - (218) 722-2641

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Item 5.  Other Events.

     On January 5, 1995, ADESA Corporation and Minnesota Power & Light Company jointly announced that they had entered into a letter of intent outlining terms of a merger under which ADESA will become an 80 percent-owned subsidiary of Minnesota Power. Pursuant to the proposed merger, all shareholders of ADESA, other than certain officers, will receive $17.00 in cash for each share of their ADESA common stock. On February 23, 1995, ADESA and Minnesota Power & Light Company announced the execution of the merger agreement, a copy of which is attached as an Exhibit hereto. In addition to the merger agreements, employment agreements with ADESA's five top managers are being executed, providing for continued employment through April 1999. Put and Call Agreements are also being executed which provide ADESA management the right to sell to Minnesota Power, and Minnesota Power the right to purchase, ADESA management's 20 percent retained ownership interest in ADESA, in increments during the years 1997, 1998, and 1999, at a price based on ADESA's financial performance.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibit

     2 - Agreement and Plan of Merger by and among Minnesota Power & Light Company, AC Acquisition Sub, Inc., ADESA Corporation and Certain ADESA Management Shareholders dated February 23, 1995 (without Schedules and Exhibits). The Registrant agrees to provide a copy of such Schedules and Exhibits to the Commission upon request.

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                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.






                                        Minnesota Power & Light Company
                                   -------------------------------------------
                                                  (Registrant)






March 3, 1995                                    D. G. Gartzke
                                   -------------------------------------------
                                                 D. G. Gartzke
                                         Senior Vice President - Finance
                                           and Chief Financial Officer

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